UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Rule 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under §240.14a-12

KINGOLD JEWELRY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 28, 2011

Dear Stockholder:

You are invited to attend Kingold’s Annual Meeting of Stockholders on Monday, October 31, 2011, at 10:00 AM, local time, at the Marco Polo Wuhan, 159 Yanjiang Avenue, JiangAn, Wuhan, China. Registration will begin at 9:00 AM, local time.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend in person, your vote is important and you are encouraged to vote promptly. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Very truly yours,

Zhihong Jia
Chairman of the Board of Directors
and Chief Executive Officer

KINGOLD JEWELRY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 31, 2011

September 28, 2011

TO THE STOCKHOLDERS OF KINGOLD JEWELRY, INC.:

You are cordially invited to attend the annual meeting of stockholders of Kingold Jewelry, Inc., a Delaware corporation (“we,” “us” or “Kingold”), to be held on October 31, 2011 at 10:00 AM, local time, at the Marco Polo Wuhan, 159 Yanjiang Avenue, JiangAn, Wuhan, China. At this year’s annual meeting, we are asking stockholders to:

1.	Elect five directors named in the attached Proxy Statement to serve for one-year terms to expire at the 2012 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	Ratify the appointment of Friedman LLP as the independent registered public accounting firm of Kingold for the fiscal year ending December 31, 2011;
3.	Ratify the approval of the 2011 Stock Incentive Plan;
4.	Consider and approve an advisory (non-binding) resolution regarding the compensation of our named executive officers;
5.	Consider and act upon an advisory (non-binding) vote on the frequency at which Kingold should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements for stockholder consideration; and
6.	Transact such other business as may properly come before the meeting or any adjournment thereof.

This notice of meeting, Proxy Statement, proxy card and copy of the Annual Report on our operations during the year ended December 31, 2010 are being distributed on or about September 30, 2011. The foregoing items of business are more fully described in the attached Proxy Statement. Stockholders of record at the close of business on September 28, 2011 are entitled to notice of and to vote at the annual meeting and any adjournment thereof. A list of these stockholders will be available for inspection during ordinary business hours at our principal executive offices, at 15 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Huebi Province, PRC 430023 for at least ten days prior to the annual meeting. The list will also be available for inspection at the annual meeting.

IMPORTANT:  All stockholders are cordially invited to attend the annual meeting in person. To assure your representation at the annual meeting, you are urged to vote your shares by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the annual meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the annual meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Zhihong Jia Zhihong Jia Chairman of the Board and Chief Executive Officer

KINGOLD JEWELRY, INC.
15 Huangpu Science and Technology Park
Jiang’an District
Wuhan, Hubei Province, PRC 430023

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and accompanying proxy was first mailed to stockholders on or about September 30, 2011, in connection with the solicitation of proxies by the Board of Directors (“Board”) of Kingold Jewelry, Inc., a Delaware corporation (“we,” “us” or “Kingold”), for use at the annual meeting of stockholders to be held on Monday, October 31, 2011, at 10:00 AM, local time, at the Marco Polo Wuhan, 159 Yanjiang Avenue, JiangAn, Wuhan, China, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Annual Meeting”). Our telephone number at our principal executive offices is +86 27 65694977.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Stockholders of record at the close of business on September 28, 2011, which date is referred to herein as the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 50,098,816 shares of our common stock were issued and outstanding and held of record by approximately 89 registered stockholders.

Voting, Solicitation and Revocability of Proxy

Registered stockholders can vote by mail. If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee.

In order to ensure that your vote is counted, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in line with the Board’s recommendations for Proposals 1 through 5.

You may revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to our Secretary at our principal executive offices.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL
FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 31, 2011
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available on the internet at: http://www.shareholdermaterial.com/kingold

Attendance at the Annual Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver’s license, in order to attend the Annual Meeting in person. In addition, if you hold shares of common stock in “street name” and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on the record date, however, those who hold shares in “street name” cannot vote their shares at the meeting. If your shares are held in “street name” in a brokerage account by a bank, broker or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the bank, broker, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by signing and returning the accompanying proxy card.

If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. However, attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in their discretion. As of the date of this Proxy Statement, we are not aware of any other matter that might be presented at the Annual Meeting.

Each share of common stock outstanding on the record date is entitled to one vote. The holders of a majority of the shares of our common stock entitled to vote at the meeting as of the record date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual Meeting. If, however, a quorum is not present or represented, the chairman of the meeting or the holders of a majority of the shares of common stock present, either in person or by represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

Assuming a quorum is present, the election of directors shall be determined by a plurality of the votes cast, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter.

The inspector of election appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker “non-votes” (shares held by a bank, broker or other nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will be counted by us as present at the Annual Meeting. Abstentions and broker non-votes, however, do not technically constitute a “vote cast” (affirmatively or negatively) on any matter and thus will be disregarded in the calculation of votes cast and whether stockholder approval of the matter has been obtained. Therefore, an abstention or broker non-vote will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual Meeting in determining the presence of a quorum.

Under the NASDAQ rules regulating banks, brokers or other nominees and under applicable rules of the U.S. Securities and Exchange Commission, or the Commission, brokers, banks or other nominees that have not received voting instructions from a customer ten days prior to the meeting date may only vote the customer’s shares in discretion of the bank, broker or other nominee on proposals regarding “routine” matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm. However, without your specific instructions, your bank, broker, or other nominee may not vote your shares in the election of directors, the ratification of the stock incentive plan, the shareholder advisory vote on executive compensation, and the shareholder advisory vote on the frequency of advisory votes on executive compensation.

The cost of soliciting proxies will be borne by us. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their expenses in so doing.

MATTERS TO BE CONSIDERED AT
THE ANNUAL MEETING

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

General

Our amended and restated bylaws provide that our Board shall be fixed from time to time by the stockholders or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors. On January 28, 2011, Dr. Vincent F. Orza, Jr. resigned from our Board. On February 1, 2011, our Board unanimously voted to appoint H. David Sherman to fill the vacancy created by Dr. Orza’s resignation. Our Board currently consists of five directors, each serving a one-year term. The existing directors are Messrs. Zhihong Jia, Bin Zhao, H. David Sherman, Hai Xiao Xu and Bin Nan Zhang. At the Annual Meeting, the stockholders will vote on the reelection of each of the five existing directors, each to serve until our 2012 annual meeting of stockholders, or until his successor is elected and qualified. All directors will hold office until our next annual meeting of stockholders, at which time stockholders will vote on the election and qualification of their successors.

All shares duly voted will be voted for the election of directors as specified by the shareholders. No proxy may be voted for more people than the number of nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the nominees named below, five of whom are presently directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, although we know of no reason to anticipate that this will occur, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. There are no family relationships among any of our directors or executive officers. Stockholders do not have cumulative voting rights in the election of directors.

The following paragraphs set forth information regarding the current ages, positions, and business experience of the nominees.

Nominees for Directors

ZHINHONG JIA

Director Since: 2009	Age: 49

Mr. Jia has served as our chief executive officer and chairman of our Board since the consummation of our December 2009 reverse acquisition transaction. Mr. Jia also co-founded Wuhan Kingold, our contractually controlled affiliate and has served as its chief executive officer and chairman since its establishment in 2002. Mr. Jia has also served vice president of the Gems and Jewelry Trade Association of China since November 2005. Mr. Jia served in the rear supply service department of the People’s Liberation Army in Guangzhou and Wuhan, and was responsible for managing gold mines owned by the Army. Mr. Jia graduated from Wuhan University in 2004 with a graduate EMBA certificate.

Mr. Jia brings extensive operational and industry experience to our company. Furthermore, Mr. Jia’s committed service as our chairman and chief executive officer, along with his knowledge of and deep genuine interest in our company and industry led the Board to conclude that he should be nominated to serve another term as a director.

BIN ZHAO

Director Since: 2009	Age: 43

Mr. Zhao has served as our general manager and one of our directors since December 2009. He was appointed upon the consummation of our reverse acquisition transaction. He has also served as a director and general manager of Wuhan Kingold, our contractually controlled affiliate, since 2008. Mr. Zhao has over 20 years of experience in the jewelry industry and is recognized as highly experienced and knowledgeable in China’s gold jewelry industry. From 1990 to 2005, he served as the deputy general manager at Foshan Arts & Crafts Works Company Limited. From 2005 to 2008, Mr. Zhao was the general manager and a director of Shenzhen Batar

Jewelry Company Limited. Mr. Zhao is currently a deputy director of Shenzhen City Committee for Protection of Well-Known Trademarks and the Gold and Silver Jewelry Processing and Manufacturing Commission in Guangdong Province. Mr. Zhao has served as an executive member of the council of directors of the Gems and Jewelry Trade Association of China since November 2000, and a member of the mediation committees of the Shanghai Gold Exchange. As of 2010, Mr. Zhao received an appointment as an adjunct faculty member at China University of Geosciences in Wuhan. Mr. Zhao graduated from Sun Yat-Sen University with a bachelor’s degree in physics in 1988.

Mr. Zhao’s expertise in the gold jewelry industry as well as his experience as a member of our Board and our general manager led the Board to conclude that he should be nominated to serve another term as a director.

H. DAVID SHERMAN*

Director Since: 2011	Age: 63

Mr. Sherman has served as one of our directors since February 1, 2011. Mr. Sherman has served as chairman of the audit committee and a member of the compensation and nominating committees of our Board since February 2011. Mr. Sherman is a U.S. Certified Public Accountant. Since January 2010, he was also a director and chair of the audit committee of China HGS Real Estate Inc., a company that engages in real estate development, primarily in the construction and sale of residential apartments, car parks and commercial properties in mainland China. Since 1985, Mr. Sherman has been a Professor of Accounting at Northeastern University, College of Business Administration. From 2007 through 2008, Mr. Sherman was a director and chair of audit committee of China Growth Alliance, Ltd., a business acquisition company formed to acquire an operating business in China. From 1980 through 1985, Mr. Sherman was on the faculty of the MIT Sloan School of Management, and was Adjunct Professor of INSEAD (France) from 1999 – 2002 and Adjunct Professor of Tufts Medical School, Department of Public Health from 1997 – 2006. He also served as an Academic Fellow at the Securities and Exchange Commission from 2004 through 2005. Mr. Sherman received his Doctorate and MBA from Harvard Business School, and a Bachelor of Arts degree in Economics from Brandeis University.

Mr. Sherman’s financial expertise, including his qualifications as an audit committee financial expert, as well as his performance as one of our independent directors led the Board to conclude that he should be nominated to serve another term as a director.

HAI XIAO XU*

Director Since: 2009	Age: 39

Mr. Xu served as one of our directors since December 2009. He has extensive banking experience and has experience in capital markets within the PRC. From September 2007 through the present, he is Director of Cinda Securities Co., Ltd. in Beijing. From May 2006 through September 2007, he served as Senior Manager of China Cinda Asset Management Corp, in Beijing. From September 2005 through May 2006, he served as General Manager of Pacific Securities Investment Banking in Beijing, PRC. He graduated in 2007 from Zhongnan University of Economics and Law with a master degree in accounting.

Mr. Xu’s financial and capital market expertise as well as his performance as one of our independent directors led the Board to conclude that he should be nominated to serve another term as a director.

BIN NAN ZHANG*

Director Since: 2009	Age: 39

Mr. Zhang has served as one of our directors since December 2009. Mr. Zhang has also served as an independent director of Wuhan Kingold, our contractually controlled affiliate, since 2008. Since 2008 he has been the vice president and secretary general of China Gold Association. Since 2004 he has also been the director of Beijing Gold Economic Research Center, and the chief director of China Gold Newspaper. He graduated in 2008 from the Graduate University of Chinese Academy of Science with a masters degree in Business Administration

Mr. Zhang’s industry expertise and experience as one of our independent directors led the Board to conclude that he should be nominated to serve another term as a director.

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

*	Indicates Independent Director/Nominee

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present.

Recommendation of Our Board

Our Board recommends that Kingold stockholders vote FOR the election of the nominees listed above.

CORPORATE GOVERNANCE

Director Independence

In accordance with the current listing standards of The NASDAQ Stock Market, our Board, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. Our Board has determined that, three of our current directors, Messrs. Sherman, Xu and Zhang, are “independent directors” as defined under the NASDAQ Rules, constituting a majority of independent directors of our Board as required by the corporate governance rules of NASDAQ. Our Board determined that Dr. Vincent F. Orza, Jr., who served as a director until January 2011, was independent at the time that he served as a director. In making these determinations, our Board has concluded that none of those members has an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

In accordance with our Bylaws, our Board elects our officers, including a President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and such other officers as our Board may appoint from time to time. In addition, our Board may appoint a Chairman of the Board. Mr. Jia has served as our Chairman and Chief Executive Officer since the consummation of our December 2009 reverse acquisition transaction, overseeing our day-to-day operations while also leading our Board. The Board believes that the current model is effective for our continued growth in that the combined position of Chief Executive Officer and Chairman maximizes strategic advantages and Mr. Jia’s industry expertise. Mr. Jia, given his extensive knowledge of China’s gold jewelry industry, coupled with the fact that he has overseen our operations since inception, is the director most familiar with our business and industry, and is best positioned to set and execute strategic priorities. Mr. Jia provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Mr. Jia’s leadership, driven by his deep business and industry expertise, enhances the Board’s exercise of its responsibilities. In addition, this model provides enhanced efficiency and effective decision-making and clear accountability. The Board has not named a lead independent director.

The Chairman may preside at meetings of our Board. In his absence, any other director or any member of any committee designated by the Board may chair a meeting of the Board or such committee. A director is not required to hold any shares in us by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board’s Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, regulatory risks, and others. Management is responsible for the day-to-day management of risks that the company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management, and is tasked with assuring that the long-term interests of our stockholders are being served. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board believes that establishing the right “tone at the top,” and full and open communication between management and our Board, are essential for effective risk management and oversight. Our Chairman meets regularly with other senior officers to discuss strategy and the risks we face. Senior management is available to address any questions or concerns raised by our Board on risk management-related and any other matters. Our Chairman holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for us.

While our Board is ultimately responsible for risk oversight at our company, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk as further set forth below. Our Board committees report to our Board on significant risks and other matters.

Executive Sessions

The independent members of our Board meet in executive session (without the participation of executive officers or other non-independent directors) at least two times each year, after a regularly scheduled Board meeting, and at any other time requested by any independent director. The chairman of our Nominating and Corporate Governance Committee is responsible for calling and presiding over executive sessions or, if such person is absent, by the independent director present who has the most seniority on our Board.

Committees and Meeting Attendance

Our Board held three meetings and acted eight times by unanimous written consent in connection with matters related to the fiscal year ended December 31, 2010. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit Committee and the Compensation Committee each met one time in connection with matters related to the fiscal year ended December 31, 2010. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2010.

During 2010, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). Our Bylaws provide that the Chairman of our Board shall preside at all meetings of our stockholders. We have encouraged all of our directors to attend the annual meeting of stockholders and we expect that all of our directors to attend the 2011 annual meeting of stockholders.

Committee Composition

The following table sets forth the current membership of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at www.kingoldjewelry.com.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
H. David Sherman*	Bin Nan Zhang*	H. David Sherman*
Hai Xiao Xu	Hai Xiao Xu	Hai Xiao Xu
Bin Nan Zhang	H. David Sherman	Bin Nan Zhang

*	Chairman of the committee.

Audit Committee.  Messrs. Sherman, Xu and Zhang currently serve on the Audit Committee, which is chaired by Mr. Sherman. Our Audit Committee falls within the definition of “audit committee” under Section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the Exchange Act. In addition to meeting The NASDAQ Stock Market’s tests for director independence, directors serving on our Audit Committee must meet two basic criteria set forth in the rules promulgated by the Commission. First, Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from us or any affiliate of us, other than in the member’s capacity as a member of our Board and any Board committee. Second, a member of our Audit Committee may not be an affiliated person of us or any subsidiary of us, apart from his or her capacity as a member of our Board and any Board committee. Our Board has determined that each member of our Audit Committee meets these independence requirements, in addition to the independence criteria established by The NASDAQ Stock Market. Our Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated Mr. Sherman as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with The NASDAQ Stock Market requirements, discusses policies with respect to risk assessment and risk management. Our Audit Committee’s primary duties and responsibilities include:

•	reviewing the financial reports provided by us to the Commission, our shareholders or to the general public;
•	reviewing our internal financial and accounting controls;
•	recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;
•	overseeing the appointment, compensation and evaluation of the qualifications and independence of our independent auditors;
•	overseeing our compliance with legal and regulatory requirements;
•	overseeing the adequacy of our internal controls and procedures to promote compliance with accounting standards and applicable laws and regulations;
•	engaging advisors as necessary; and
•	determining the funding from us that is necessary or appropriate to carry out the audit committee’s duties.

Compensation Committee.  Messrs. Sherman, Xu and Zhang currently serve on the Compensation Committee, which is currently chaired by Mr. Zhang. Each member of the Compensation Committee is “independent” as that term is defined in the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market, a “nonemployee director” for purposes of Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee also administers our stock option incentive plan, and assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Compensation Committee’s responsibilities include:

•	considering and authorizing the compensation philosophy for our personnel;
•	monitoring and evaluating matters relating to our compensation and benefits structure;
•	reviewing and approving corporate goals and objectives relevant to the chief executive officer and other executive officers’ compensation;
•	evaluating the chief executive officer’s and other executive officers’ performance in light of corporate goals and objectives and determining and approving the chief executive officer’s and other executive officers’ compensation based on such evaluation;
•	reviewing and approving all compensation for all our nonemployee directors and other employees of ours and our subsidiaries with a base salary greater than or equal to $100,000;
•	reviewing the terms of our incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans;
•	reviewing and approving executive officer and director indemnification and insurance matters;
•	reviewing and discussing the compensation discussion and analysis section proposed for inclusion in our annual report on Form 10-K and annual proxy statement with management and recommending to the Board whether such section should be so included;
•	preparing and approving the Compensation Committee’s report to be included as part of our annual proxy statement;
•	evaluating its own performance on an annual basis and reporting on such performance to the Board;
•	reviewing and reassessing the Compensation Committee charter and submitting any recommended changes to the Board for its consideration; and
•	having such other powers and functions as may be assigned to it by the Board from time to time.

For more information regarding our compensation programs and processes, see the discussion below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee.  Messrs. Sherman, Xu and Zhang currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Sherman. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market. On January 28, 2011, Dr. Vincent F. Orza, Jr., then chairman of the Nominating and Corporate Governance Committee, resigned from the Board. On February 1, 2011, our Board unanimously voted, upon the recommendation of our independent directors and members of the Nominating and Corporate Governance Committee, Messrs. Xu and Zhang, to appoint H. David Sherman as one of our directors and chair of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee makes recommendations to our Board regarding the nomination of candidates to stand for election as members of our Board, evaluates our Board’s performance, and provides oversight of corporate governance and ethical standards. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. For more information regarding our director nomination processes, see the discussion below under the heading “Director Nominations.”

Compensation Committee Interlocks and Insider Participation

Messrs. Sherman, Xu and Zhang currently serve on the Compensation Committee, which is currently chaired by Mr. Zhang. No member of the Compensation Committee is or has been one of our executive officers, and no member of the Compensation Committee had any relationships requiring disclosure by us under the Commission’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as one of our directors or member of the Compensation Committee during 2010.

Director Nominations

As noted above, the Board has determined that each member of the Nominating and Corporate Governance Committee (referred to in this section as the “Committee”) is independent as defined under the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market

The Committee’s process for considering all candidates for election as directors, including stockholder- recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the stockholders.

In identifying candidates for membership on the Board, the Committee seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our business. The Committee seeks directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion. The Committee also seeks directors who have the ability and commitment to devote significant time and energy to service on the Board and its committees. Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. We believe that all of our directors meet the foregoing qualifications. While we do not have a formal policy with respect to diversity, as a company, we are committed to creating and sustaining a culture of inclusion and fairness.

If there is a need for a new director because of an open position on the Board or because the Board has determined to increase the total number of directors, the Committee may retain a third-party search firm to locate candidates that meet the needs of the Board at that time. When a search firm is used, the firm typically provides information on a number of candidates for review and discussion by the Committee. If appropriate, the Committee chair and some or all of the members of the Committee may interview potential candidates. If in these circumstances the Committee determines that a potential candidate meets the needs of the Board and possesses the relevant qualifications, the Committee will vote to recommend to the Board the election of the candidate as a director.

The Committee will consider director candidates recommended by shareholders if properly submitted to the Committee. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board can do so by writing to the Nominating and Corporate Governance Committee, c/o Mr. H. David Sherman, Kingold Jewelry, Inc., 15 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, PRC 430023. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations, as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The most recent version is available on the Investor Relations section of our website at www.kingoldjewelry.com. The information contained on our website is not incorporated by reference into this Proxy Statement. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means required by applicable law.

Communications by Stockholders with Directors

The Chairman of our Board may receive and distribute to our Board, and arrange for responses to, communications from stockholders. Stockholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

c/o Corporate Secretary
Kingold Jewelry, Inc.
15 Huangpu Science and Technology Park
Jiang’an District
Wuhan, Hubei Province, PRC 430023
Email Address: binliu888@gmail.com

Our Corporate Secretary maintains a log of such communications and transmits as soon as practicable such communications to the Chairman and the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary. Our Board or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practicable. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary relays all communications to directors absent safety or security issues.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Board has appointed the firm of Friedman LLP, or Friedman, as our independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2011, and recommends that stockholders vote for ratification of this appointment.

Stockholder ratification of the appointment of Friedman as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of Friedman to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our Audit Committee and our Board will reconsider whether or not to retain Friedman. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders. Representatives of Friedman are not expected to be present at the Annual Meeting, but we expect that they will participate telephonically, they will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to appropriate questions.

On or about January 28, 2010, we were was notified by PKF, P.C. (“PKF”), our independent registered public accounting firm for the years ended December 31, 2007 and 2008, following the completion of our reverse acquisition of Dragon Lead Group Limited, that PKF was resigning as our independent registered public accounting, as a result of their desire not to audit a PRC-based company. PKF’s report on our consolidated financial statements for the years ended December 31, 2007 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent years and any subsequent interim period prior to the termination of PKF, we did not have any disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Concurrently with termination of PKF, we engaged Friedman as the independent registered public accounting firm responsible for auditing our financial statements. The engagement was approved by our board of directors. Neither we nor anyone on our behalf consulted Friedman during the two most recent years and any subsequent interim period prior to engaging Friedman regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that we concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K, or a reportable event, as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The following discussion describes the fees billed by Friedman for services rendered on our behalf during 2010 and 2009.

Audit Fees

The fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements and review of our financial statements included in our Forms 10-K and 10-Q for the fiscal year ended December 31, 2010 were $253,071 as compared to $84,000 for the fiscal year ended December 31, 2009.

Audit-Related Fees

We did not incur any audit related fees during the fiscal years ended December 31, 2010 or 2009.

Tax Fees

Our principal independent registered public accounting firms did not perform any tax related services for us during the fiscal years ended December 31, 2010 or 2009.

All Other Fees

Our independent registered public accounting firms did not perform any other services for us during the fiscal years ended December 31, 2010 or 2009. We have not adopted audit committee pre-approval policies and procedures.

Vote Required

Approval of this proposal shall be determined by a majority of the votes cast affirmatively or negatively on the matter, assuming a quorum is present.

Recommendation of Our Board

Our Board recommends that the stockholders vote FOR the ratification of the appointment of Friedman as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL NO. 3:
RATIFICATION OF THE 2011 STOCK INCENTIVE PLAN

The 2011 Stock Incentive Plan was approved by the Compensation Committee and ratified by the Board on March 24, 2011. If approved by the stockholders, the 2011 Stock Incentive Plan will be effective immediately following the date of the Annual Meeting, October 31, 2011. As discussed in the Compensation Discussion and Analysis section below, the Compensation Committee approved the issuance of stock options for the purchase of 120,000 shares of common stock to Mr. Bin Liu on April 1, 2011 and stock options for the purchase of an aggregate of 1,515,000 shares of common stock to recipients on March 24, 2011. Any such stock options grants will only be effective following the ratification by the stockholders of the 2011 Stock Incentive Plan. The following description of the 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”) is qualified by reference to the full text of the 2011 Stock Incentive Plan, which has been filed as Exhibit A to this Proxy Statement.

Purpose

The purpose of the 2011 Stock Incentive Plan is to aid us and our affiliates in recruiting and retaining key employees of outstanding ability and to motivate those employees to exert their best efforts on our behalf and the behalf of our affiliates by providing incentives through the granting of options and stock based compensation, to relate employees’ compensation more closely to Kingold’s performance and its stockholders’ interests, and to increase employees’ stock ownership in Kingold.

Eligibility

All of Kingold’s employees, including employees who are officers, and our directors are eligible to participate in the 2011 Stock Incentive Plan. Consultants, advisors, and other individuals who perform bona fide services for Kingold, or any Affiliate (as defined in the 2011 Stock Incentive Plan) of Kingold are also eligible to participate in the 2011 Stock Incentive Plan. As of the record date, Kingold has 5 directors and approximately 510 employees, which include 3 executive officers. In addition, Kingold routinely utilizes varying levels of consultants and advisors to conduct its normal business operations.

Shares Subject to the Plan

The 2011 Stock Incentive Plan provides that the total number of shares of common stock that may be issued with respect to the awards granted under the 2011 Stock Incentive Plan, comprising of any combination of stock options (including incentive stock options qualifying under Code section 422 and non-qualified stock options), stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, performance awards, or other stock-based awards, is equal to 5,000,000 shares of common stock.

Administration

The 2011 Stock Incentive Plan is administered by the Board or by such administrator or administrators as may be appointed by the Board from time to time. The Board has appointed the Compensation Committee to act as administrator (the “Administrator”). To the extent allowed by applicable state law, the Board may appoint an officer or officers as Administrator. The Administrator is authorized to interpret the 2011 Stock Incentive Plan, to establish, amend and rescind any rules and policies relating to the 2011 Stock Incentive Plan and to make any other determinations that it deems necessary or advisable for the administration of the 2011 Stock Incentive Plan. The Administrator may impose such terms, limitations, restrictions and conditions upon any such award as the Administrator shall deem appropriate and may modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (subject to Section 6 or 7(d) of the 2011 Stock Incentive Plan, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the award, within the meaning of applicable Nasdaq Marketplace Rules, shall be made without prior stockholder approval). The Administrator shall have the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2011 Stock Incentive Plan and to accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award. Determinations made by the Administrator need not be uniform and may be made selectively among participants in the 2011 Stock Incentive Plan.

Limitations

The maximum number of shares of common stock that may be issued during one fiscal year of Kingold to any one individual pursuant to an award granted under the 2011 Stock Incentive Plan is limited to 1,000,000 shares; provided, however, that such maximum number shall be 500,000 shares with respect to any individual during the first fiscal year of that individual’s employment with Kingold.

Options

The Administrator may grant non-qualified stock options and incentive stock options, which shall be subject to the terms and conditions as set forth in the 2011 Stock Incentive Plan, the related option agreement and any other terms, not inconsistent therewith, as determined by the Administrator; provided that all stock options granted under the 2011 Stock Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted options), and all stock options that are intended to qualify as incentive stock options will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The maximum term for stock options granted under the 2011 Stock Incentive Plan will be ten years from the initial date of grant.

Other Stock-Based Awards

In addition to stock options, the Administrator may grant awards of shares of common stock, including qualified performance-based awards. Performance-based stock awards shall be based upon one or more performance measures, all as determined by the Administrator. The Administrator is authorized, under certain circumstances as delineated in the 2011 Stock Incentive Plan, to make adjustments in the method of calculating attainment of performance goals and to modify the performance results upon which awards are based under the 2011 Stock Incentive Plan. The Administrator is also authorized to grant stock appreciation rights (“SARs”). SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR. Payment by Kingold of the amount receivable upon any exercise of an SAR may be made shares of common stock or cash, or any combination of common stock and cash, as determined by the Administrator. The grant price of a SAR is determined by the Compensation Committee. However, the grant price of a SAR cannot be less than 100% of the fair market value of a share of common stock on the date of grant. The Administrator will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which shares of common stock will be delivered to participants.

Effect of Certain Events on 2011 Stock Incentive Plan

In the event of any change in the outstanding shares of our common stock by reason of any stock dividend, stock split, or reverse stock split, (A) the maximum number of shares of such common stock as to which awards may be granted under the 2011 Stock Incentive Plan and the maximum number of shares with respect to which awards may be granted during any one fiscal year of Kingold to any individual under the 2011 Stock Incentive Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding awards, shall, without further action of the Board, be adjusted to reflect such an event.

In the event of any change in the outstanding shares of our common stock by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control (as defined below) of Kingold, the Administrator, in its discretion, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2011 Incentive Plan, in the aggregate and with respect to any individual during any one fiscal year of Kingold, as provided the 2011 Incentive Plan; and (B) any adjustments in outstanding awards, including but not limited to modifying the number, kind and price of securities subject to awards. Except as otherwise determined by the Administrator, in the event of a Change of Control, with respect to any outstanding award then held by participants that are payable in or convertible into common stock under this 2011 Stock Incentive Plan will terminate upon the effective time of such Change in Control. Immediately before the Change in Control, the holders of stock options and other awards under the 2011 Stock Incentive Plan will be permitted to exercise or convert all portions of such stock options or other award under the 2011 Stock Incentive Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change of Control.

For purposes of the 2011 Stock Incentive Plan, a Change of Control shall generally mean the occurrence of any of the following events (i) the acquisition (other than from Kingold) in one or more transactions by any person of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of Kingold, or (B) the combined voting power of the then outstanding securities of Kingold entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of Kingold; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving Kingold if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that for purposes of any award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A.

Nontransferability of Awards

Unless otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, an award will not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution.

Federal Income Tax Consequences

The current United States federal income tax treatment of options under the 2011 Stock Incentive Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the 2011 Stock Incentive Plan. Tax laws are subject to change. Each award holder should consult with his or her personal tax advisor concerning the application of the general principles discussed below to his or her own situation and the application of other tax laws.

Nonqualified Stock Options

There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying stock on the date of exercise. Any gain or loss realized on disposition of shares purchased upon exercise of a nonstatutory stock option is treated as a capital gain or loss for federal income tax purposes. The capital gain tax rate will depend on the length of time the participant holds the shares and other factors. Kingold generally is entitled to a corresponding federal income tax deduction.

If a participant surrenders shares underlying a nonqualified stock option to pay the exercise price, such person recognizes no gain or loss on the surrendered shares, and his or her basis and holding period for the surrendered shares continues to apply to that number of new shares equal to the surrendered shares. To the extent that the number of shares received upon the exercise of the option exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, is includible in gross income. The basis in the excess shares equals the sum of the cash paid upon the exercise of the stock option plus any amount included in the exercising person’s gross income as a result of the exercise.

Incentive Stock Options

There generally are no federal income tax consequences upon the grant of an incentive stock option. A recipient does not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price is included in alternative minimum taxable income.

Income is recognized upon the sale of stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the person recognizes long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. Kingold is not entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), the gain recognized on the disposition is taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and, generally, Kingold is entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income is long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant surrenders shares received upon the exercise of a prior incentive stock option to pay the exercise price of any option within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise price results in income (or loss) to the participant and, to the extent of recognized income, a tax deduction for Kingold. If a participant surrenders the shares after the holding period requirements are met, or if a participant surrenders shares that were not received upon the exercise of an incentive stock option, the participant recognizes no gain or loss on the surrendered shares, and the basis and the holding period for the surrendered shares continues to apply to that number of new shares that is equal to the surrendered shares. The holding period for purposes of determining whether a participant has a disqualifying disposition for the new shares when the participant sells the shares begins on the date the shares were exercised. To the extent that the number of shares received exceeds the number of shares surrendered, the basis in the excess shares equals the amount of cash, if any, paid for such excess shares and the holding period with respect to the excess shares begins on the date the shares were exercised.

Tax Withholding

Kingold has the right to deduct from all grants or other compensation payable to a participant any taxes required to be withheld with respect to grants under the 2011 Stock Incentive Plan. Kingold may require that a participant pay to it the amount of any required withholding. The Administrator may permit a participant to satisfy Kingold’s tax withholding obligation with respect to a grant by having shares withheld. However, the value of shares withheld may not exceed the minimum required tax withholding amount.

Amendment and Termination

The Board may amend, alter or discontinue the 2011 Stock Incentive Plan at any time. Except as otherwise determined by the Board, termination of the 2011 Stock Incentive Plan shall not affect the Administrator’s ability to exercise the powers granted to it under the 2011 Stock Incentive Plan with respect to awards granted prior to such termination.

Vote Required

Approval of this proposal shall be determined by a majority of the votes cast affirmatively or negatively on the matter, assuming a quorum is present.

Recommendation of Our Board

Our Board recommends that the stockholders vote FOR the ratification of the 2011 Stock Incentive Plan.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets the names, positions and ages of our current executive officers and directors. Our directors serve until the annual meeting of shareholders or until their successors are elected and qualified. Our officers are elected by the Board and their terms of office are, except to the extent governed by an employment contract, at the discretion of the Board.

Name	Age	Position
Zhihong Jia	49	Chief Executive Officer and Chairman of the Board
Bin Liu	39	Chief Financial Officer and Secretary
Bin Zhao	43	General Manager and Director
H. David Sherman	63	Independent Director
Hai Xiao Xu	39	Independent Director
Bin Nan Zhang	39	Independent Director

For biographical summaries of Zhihong Jia, Bin Zhao, H. David Sherman, Hai Xiao Xu and Bin Nan Zhang, please see the section above entitled “Proposal No. 1: Election of Directors — Nominees for Directors.”

BIN LIU

Chief Financial Officer and Secretary

Mr. Liu has served as our chief financial officer since April 2010. Mr. Liu has more than 15 years of experience in the financial markets and in bridging business between the US and China. From July 2004 through March 2010, Mr. Liu served as a vice president of Citigroup’s Financial Institution Cards business where he had full financial responsibility of a $2 billion business. He has also played critical roles in the development of Citigroup’s franchise development in the US. From 1993 through 2002, Mr. Liu worked for the China’s Ministry of Commerce (MOFCOM), promoting bilateral business and investment between the US and China. Mr. Liu graduated Shanghai Institute of Foreign Trade with a bachelor’s degree in International Business in 1993 and graduated the Kellogg School at Northwestern University with a Master of Business Administration in 2004.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The compensation committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

H. David Sherman
Hai Xiao Xu
Bin Nan Zhang

Compensation Discussion and Analysis

Compensation Objectives

We operate in a highly competitive and rapidly changing industry. The key objectives of our executive compensation programs are to:

•	attract, motivate and retain executives who drive our success and industry leadership; and
•	provide each executive, from vice president to chief executive officer, with a base salary on the market value of that role, and the individual’s demonstrated ability to perform that role.

The compensation to executive officers only contained base salary for 2008, 2009 and 2010, subject to the provisions of the employment agreements that we entered into. The 2011 Stock Incentive Plan was approved by the Compensation Committee and ratified by the Board on March 24, 2011. If approved by the stockholders, the 2011 Stock Incentive Plan will be effective immediately following the date of the Annual Meeting, October 31, 2011. The Compensation Committee approved the issuance of stock options for the purchase of 120,000 shares of common stock to Mr. Bin Liu on April 1, 2011 as well as stock options for the purchase of an aggregate of 1,515,000 shares of common stock to recipients on March 24, 2011. Any such stock options grants will only be effective following the ratification by the stockholders of the 2011 Stock Incentive Plan. The grants are more thoroughly discussed below in the section titled “Outstanding Equity Awards at Fiscal Year End.”

Our Compensation Program

Our compensation program is designed to reward each individual named executive officer’s contribution to the advancement of our overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with our interests.

Determining Executive Compensation

Our Compensation Committee reviews and approves the compensation program for executive officers annually after the close of each year. Reviewing the compensation program at such time allows the Compensation Committee to consider the overall performance of the past year and the financial and operating plans for the upcoming year in determining the compensation program for the upcoming year.

In general, our compensation program contained only base annual salary for 2008, 2009 and 2010 subject to the provisions of the employment agreements that we entered into.

A named executive officer’s base salary is determined by an assessment of his sustained performance against individual job responsibilities, including, where appropriate, the impact of his performance on our business results, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement. Although we do not engage in benchmarking, the Compensation Committee may also consider compensation levels with comparable positions in the industry to evaluate the total compensation decisions that it makes for our officers.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee determines the compensation for our chief executive officer, which is based on various factors, such as level of responsibility and contributions to our performance. Our chief executive officer recommends the compensation for our executive officers (other than the compensation of the chief executive officer) to the Compensation Committee. The Compensation Committee reviews the recommendations made by the chief executive officer and determines the compensation of the chief executive officer and the other executive officers.

Employment Agreements

We have entered into employment agreements with our senior executive officers, as described below, which descriptions are qualified in their entirety be the employment agreement filed as exhibits to our registration statement on Form S-1, which was declared effective on January 13, 2011. Our Board may adjust base salaries annually to reflect increases in the cost of living. An executive’s base salary may also be increased if the executive’s workload substantially increases as a result of our business expansion. In addition, an executive’s base salary may be correspondingly adjusted if the salaries of all of our other employees are adjusted.

Zhihong Jia.  We have entered into an employment agreement with Zhihong Jia, our chief executive officer for a term of three years. Pursuant to the employment agreement, Mr. Jia will receive annual compensation equal to $175,000. In addition, Mr. Jia’s employment agreement provides for an annual bonus based on the executive’s performance and our financial performance. Annual bonuses will be determined by us in our sole discretion and will be approved by our Board. Subject to the approval of our Board, we may also grant share options or other equity incentives to Mr. Jia. As of the end of 2010, no such bonus payment or option grant had been made to Mr. Jia.

Mr. Jia’s will also be eligible to participate in the benefits generally made available to our executives in accordance with our benefit plans. In addition, we will pay for life insurance and medical insurance policies for the benefit of Mr. Jia, provided that the annual premium of all such insurance policies in any one year shall not be more than RMB 20,000 in the aggregate.

If Mr. Jia’s employment agreement terminates as a result of death, we will pay Mr. Jia’s beneficiaries or estate, as applicable, an amount equal to twenty-four months’ base salary plus the full amount of any compensation to which the executive was entitled as of the date of termination. If we terminate Mr. Jia’s employment based on the executive’s disability, we will pay him an amount equal to eighteen months’ base salary plus the full amount of any compensation to which he was entitled as of the date of termination.

We may terminate Mr. Jia’s employment agreement with cause (as defined in his employment agreement) at any time with three months written notice. If we dismiss Mr. Jia without cause (as defined in his employment agreement), or if he terminates his employment for good reason (as defined in his employment agreement), we will pay him the product of his monthly base salary and the number of years the executive was employed pursuant to his employment agreement plus twelve. If Mr. Jia terminates his employment other than for good reason, he will be entitled to a contribution bonus in an amount determined by us and approved by our Board. A contribution bonus shall not exceed the product of Mr. Jia’s monthly base salary and the number of years the executive was employed pursuant to his employment agreement plus ten. If Mr. Jia’s employment agreement expires in accordance with its term without earlier termination or extension, he will be eligible to receive an amount equal to twelve months’ base salary.

Our employment agreement with Mr. Jia provides for the protection of confidential information and contains non-competition and non-solicitation provisions applicable for a term of twelve months following the termination of his employment. Mr. Jia will continue to receive his monthly base salary during the term of the non-competition and non-solicitation provisions in consideration of his fulfilling his obligations thereunder.

Bin Liu.  We have entered into an employment agreement with Bin Liu, our CFO, effective April 1, 2010, for a term of three (3) years. This agreement was subsequently amended on January 8, 2011. Pursuant to the agreement, Mr. Liu will receive annual compensation equal to $135,000. In addition, Mr. Liu is entitled to participate in any and all benefit plans, from time to time, in effect for employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time. As amended, the agreement also provides that upon the first and second anniversary of his employment, Mr. Liu will receive a conditional equity grant equal to an option to purchase 120,000 shares of our common stock on April 1, 2011 and April, 1, 2012, subject to approval of an employee equity incentive plan by the Board and our stockholders as required. Each annual option grant will vest quarterly at a rate of 30,000 options at the end of each three month period of employment. Mr. Liu’s agreement was also amended to provide him with an increased relocation package of up to $150,000 given the additional and significant cost of living and related expenses Mr. Liu is likely to incur upon his relocation from Illinois to our New York office. In addition, Mr. Liu has agreed that, during his employment with us and for a period of one (1) year thereafter, he shall not directly or indirectly employ, solicit, or induce for employment or in any other fashion hire any of the senior management of the Company. Mr. Liu has also agreed to a non-compete clause whereby he shall not engage or assist others to engage in the business of designing and manufacturing gold jewelry for a one (1) year period following the end of his employment with us. Additionally, we granted Mr. Liu a discretionary one time bonus of $100,000 to recognize his significant accomplishments and contributions to us and given that we did not award Mr. Liu any options in 2010 because we did not adopt an employee equity incentive plan.

Bin Zhao.  Our subsidiary, Wuhan Kingold, has entered into an employment agreement with Bin Zhao, our general manager for a term of three years. Pursuant to the employment agreement, Mr. Zhoa will receive annual compensation equal to RMB 1,000,000. In addition, Mr. Zhao’s employment agreement provides for an annual bonus based on the executive’s performance and our financial performance. Annual bonuses will be determined by us in our sole discretion and will be approved by our Board. Subject to the approval of our Board, we may also grant share options or other equity incentives to Mr. Zhao. The employment agreement with Mr. Zhao provides for the protection of confidential information and contains non-competition and non-solicitation provisions. As of the end of 2010, we had not granted Mr. Zhao any bonus, options or other equity incentives.

Summary Compensation of Named Executive Officers

Pursuant to the terms of the employment agreements that Messrs. Jia and Liu have with us, both executives are compensated by us for services provided to us and our subsidiaries, including Wuhan Kingold and Vogue Show. Pursuant to the terms of the employment agreement that Mr. Zhao has with Wuhan Kingold, Mr. Zhao is compensated by Wuhan Kingold for services provided to Wuhan Kingold, as well as its affiliates, including us and Vogue Show.

The following table sets forth information concerning cash and non-cash compensation paid by Wuhan Kingold, to our named executive officers for 2010, 2009 and 2008, respectively.

Name and Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All other compensation		Total
Zhihong Jia Chief Executive Officer	2010	$29,168	(3)	$—	—	—	—	—	—		$29,168
	2009	$17,508		$—	—	—	—	—	—		$17,508
	2008	$17,508		—	—	—	—	—	—		$17,508
Bin Liu Chief Financial Officer(2)	2010	$99,000	(4)	$100,000	—	—	—	—	150,000	(5)	$349,000
	2009	—		—	—	—	—	—	—		—
	2008	—		—	—	—	—	—	—		—
Bin Zhao General Manager	2010	$108,984		$—	—	—	—	—	$6,206	(1)	$115,190
	2009	$108,984		$—	—	—	—	—	$6,206	(1)	$115,190
	2008	$108,984		—	—	—	—	—	$6,206	(1)	$115,190

(1)	Additional compensation was in the form of travel reimbursement.
(2)	Mr. Liu was hired in April 2010.
(3)	Mr. Jia entered into an employment agreement with us that commenced on October 28, 2010. For the fiscal year ended December 31, 2010, Mr. Jia’s salary, on an annualized basis, would have been $175,000.
(4)	Mr. Liu’s employment with us commenced on April 2010. For the fiscal year ended December 31, 2010, Mr. Liu’s salary, on an annualized basis, would have been $135,000.
(5)	We amended Mr. Liu’s employment agreement to provide for a one time relocation allowance of up to $150,000 to cover moving and related expenses, which amount shall be paid no later than March 15th of the year following the year in which Mr. Liu moves.

Outstanding Equity Awards at Fiscal Year End

From inception to the completion of our last fiscal year, we have not issued any equity awards. The 2011 Stock Incentive Plan was approved by the Compensation Committee and ratified by the Board on March 24, 2011. If approved by the stockholders, the 2011 Stock Incentive Plan will be effective immediately following the date of the Annual Meeting, October 31, 2011. The Compensation Committee has, subject to shareholder approval of the 2011 Stock Incentive Plan, conditionally approved the issuance of the following stock options:

•	On April 1, 2011, the Compensation Committee approved the grant of stock options for the purchase of 120,000 shares of common stock to Mr. Bin Liu pursuant to the terms of his employment agreement with the company. The options vest quarterly at a rate of 30,000 options at the end of each three month period of employment, and have an exercise price of $2.27 per share.
•	On March 24, 2011, the Compensation Committee approved the grant of stock options for the purchase, in the aggregate, of 1,515,000 shares of common stock. 25% of the options will become exercisable on the first anniversary of the grant date (the “Initial Vesting Date”), and 6.25% of the options will become exercisable on the date three months after the Initial Vesting Date, and on such date every third month thereafter, through the fourth anniversary of the grant date. The options have an exercise price of $2.59 per share, and were granted to the following individuals:

NAME OF OPTIONEE	NUMBER OF SHARES SUBJECT TO THE OPTION
Zhihong Jia	360,000
Bin Liu	120,000
Bin Zhao	100,000
Yi Huang	80,000
Ligang Feng	100,000
Shuming Xiong	100,000
Xiaopeng Teng	100,000
Jun Wang	100,000
Wei Chen	100,000
Anying Luo	100,000
Jing Tao	95,000
Wen Yang	100,000
Hai Xiao Xu	15,000
Bin Nan Zhang	15,000
H. David Sherman	15,000

All such stock option grants discussed above will only be effective following the ratification by the stockholders of the 2011 Stock Incentive Plan as discussed above in the section titled “Proposal No. 3 — Ratification of the 2011 Stock Incentive Plan.”

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Compensation Committee. Although we do not have a formal broad based bonus plan, we may award bonuses on case-by-case basis depending on the terms of specific of employment agreements and other arrangements based on our financial performance as well as the executive’s performance which are determined by the Board in its sole discretion. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Compensation Committee.

As of the date of this Proxy Statement, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control where the value of such compensation exceeds $60,000 per executive officer.

Director Compensation

We do not pay our directors in connection with attending individual Board meetings, but we reimburse our directors for expenses incurred in connection with such meetings. In 2010, we paid Vincent F. Orza, Jr. a total of $80,000 for services provided as a director. Additionally, we have agreed to pay H. David Sherman a total of $48,000, and the other independent directors RMB 45,000, for services provided as a director in 2011. Given that Mr. Sherman is chair of our audit (and audit committee expert) committee, the Board determined that such additional compensation for Mr. Sherman was commensurate such additional responsibilities. As detailed above in the section titled “Outstanding Equity Awards at Fiscal Year End,” the Compensation Committee has, subject to shareholder approval of the 2011 Stock Incentive Plan, conditionally approved the grant of options to purchase shares of our common stock to our directors.

Compensation of Directors and Executive Officers

In the year ended December 31, 2010, we paid an aggregate of approximately $573,358 to our executive officers and directors. We have no formal plan for compensating our directors for their service in their capacity as directors, although we have agreed to pay H. David Sherman. $48,000, and the other independent directors RMB 45,000, for services provided as a director in 2011. As detailed above in the section titled “Outstanding Equity Awards at Fiscal Year End,” the Compensation Committee has, subject to shareholder approval of the 2011 Stock Incentive Plan, conditionally approved the grant of options to purchase shares of our common stock to our directors and executive officers. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Our Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

PROPOSAL NO. 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote on the compensation of our named executive officers as disclosed herein. Accordingly, we are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote. Please read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2010 compensation of our named executive officers.

Our compensation program is designed to reward each individual named executive officer’s contribution to the advancement of our overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with our interests. Stockholders are encouraged to read the Compensation Discussion and Analysis and other compensation related sections of this Proxy Statement

Our Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Kingold Jewelry, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in this Proxy Statement.”

As an advisory vote, this proposal is not binding on Kingold, and will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Vote Required

Approval of this resolution shall be determined by a majority of the votes cast affirmatively or negatively on the matter, assuming a quorum is present.

Recommendation

Our Board unanimously recommends a vote FOR approval of the foregoing resolution. Proxies will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL NO. 5:
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION

As described in Proposal No. 4 above, stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program, commonly referred to as a “Say-on-Pay Vote.” This Proposal No. 5 affords stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay Vote in our proxy materials for future annual stockholder meetings. Stockholders may vote to have the Say-on-Pay Vote every year, every two years or every three years.

Accordingly, we are requesting an advisory, non-binding vote on how frequently we should seek an advisory Say-on-Pay vote from our stockholders. This non-binding advisory vote is commonly referred to as a “Say-on-Frequency” vote. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends that our stockholders select a frequency of three years, or a triennial vote. Our Board has determined that an advisory vote on executive compensation every three years is the best approach for us based on a number of considerations, including the following:

•	Our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our named executive officers;
•	A three-year vote cycle gives our Board and the Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with stockholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures;
•	A three-year vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers;
•	A three-year period between votes will give stockholders sufficient time to evaluate the effectiveness of our short-term and long-term compensation strategies and the related business outcomes of the company, and whether the components of the compensation paid to our named executive officers have achieved positive results for the company; and
•	Many large shareholders rely on proxy advisory firms for vote recommendations. We believe that a triennial vote on executive compensation, rather than an annual or biennial vote, will help proxy advisory firms provide more detailed and thorough analyses and recommendations. Less frequent Say-on-Pay votes will improve the ability of institutional shareholders to exercise their voting rights in a more deliberate, thoughtful and informed way that is in the best interests of shareholders.

Our stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in the years when Say-on-Pay votes do not occur. For example, the rules of the NASDAQ Stock Market require that we seek stockholder approval for new employee equity compensation plans and material revisions thereto. Further, as discussed above under “Communications by Stockholders with Directors”, we provide stockholders with an opportunity to communicate directly with our Board, including on issues of executive compensation.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this Proposal No. 5. You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the stockholders of Kingold Jewelry, Inc. (the “Company”) hereby approve, on an advisory basis, that the frequency with which they prefer to have a Say-on-Pay vote is:

•	Every three years;
•	Every two years;

•	Every year; or
•	Abstain from voting.

You are not voting to approve or disapprove our Board’s recommendation. While this advisory Say-on-Frequency vote is non-binding on us, and we may hold Say-on-Pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders, our Board and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future Say-on-Pay Votes.

Vote Required

Generally, approval of any matter presented to stockholders is determined by a majority of the votes cast affirmatively or negatively on the matter, assuming a quorum is present. However, given that this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders. In such instance, while none of the three alternatives will have been approved, stockholders will still have the ability to communicate their preference with respect to this vote.

Recommendation

Our Board unanimously recommends that an advisory vote regarding the compensation of our named executive officers be included in the company’s proxy statement for stockholder consideration every three calendar years. Proxies will be so voted unless stockholders specify otherwise in their proxies.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2010. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: H. David Sherman, Hai Xiao Xu and Bin Nan Zhan. All of the members are independent directors under the NASDAQ and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2010 with the Company’s management and Friedman LLP, the Company’s independent registered public accounting firm (“Friedman”). The Audit Committee has also discussed with Friedman the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from Friedman required by applicable requirements of the Public Company Accounting Oversight Board regarding Friedman’s communications with the Audit Committee concerning independence, and has discussed with Friedman its independence from the Company.

Submitted by the Audit Committee of the Board of Directors

H. David Sherman
Hai Xiao Xu
Bin Nan Zhang

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

We have established procedures for identifying related parties and related party transactions, and for ensuring that any changes in the status of related parties are brought to the attention of the Board and management in a timely manner. For transactions with related parties in the ordinary course of business, such as customer sales, supply purchases, subcontracting or consulting services, we apply the same review and approval process as we would in the context of other commercial agreements. All such transactions with related parties are summarized and provided to our Audit Committee for review. For transactions with related parties outside the ordinary course of business, such as significant capital expenditures, capital raising activities and mergers and acquisitions, the transactions must be approved by our Audit Committee. The following is a summary of the related party transactions in which we are engaged.

On December 23, 2009, immediately following the closing of our reverse acquisition of Dragon Lead Group Limited, a British Virgin Islands (BVI) limited liability company, or Dragon Lead, Famous Grow Holdings Limited, a BVI limited liability company that prior to the Closing was Dragon Lead’s majority shareholder, or Famous Grow, together with Zhihong Jia, our Chief Executive Officer and Bin Zhao, our general manager, entered into a make good escrow agreement with the investors, pursuant to which, Famous Grow deposited a total of 1,895,609 of shares of common stock into an escrow account as “make good shares,” of 631,870 shares are no longer subject to the escrow under such agreement. Famous Grow owns 17,925,943 shares or approximately 42.9% of our common stock. In the event that the after-PRC-tax net income of Wuhan Kingold Jewelry Co., Ltd., a PRC company limited by shares, or Wuhan Kingold, for the years ended December 31, 2009, 2010 and 2011, is less than RMB 65.0 million, RMB 100.0 million and RMB 150.0 million, respectively, as set forth in the make good escrow agreement, part or all of the escrowed make good shares will be transferred to investors in our December 2009 private placement, on pro rata basis.

On December 23, 2009, Fok Wing Lam Winnie (whose Mandarin name is Huo Yong Lin), the sole shareholder of Famous Grow, entered into a call option agreement, as amended and restated, with Zhihong Jia and Bin Zhao to comply with PRC regulations that restrict PRC residents from owning offshore entities like us in direct exchange for their shares in the PRC operating company and as an inducement to encourage them to provide services to Wuhan Kingold and our company. The call option does not include a vesting schedule and continued employment is not a condition to the call option. Under this call option agreement, as amended and restated, Fok Wing Lam Winnie granted to Zhihong Jia and Bin Zhao certain call options to acquire up to 100% of the shares of Famous Grow at an exercise price of $1.00, which is par value per share, or $0.001 per Famous Grow share, subject to any exercise notice at any time for a period of five years which was determined in an arm’s length negotiation with the parties.

On June 30, 2009, Wuhan Vogue-Show Jewelry Co., Ltd., a PRC wholly foreign owned enterprise, or Vogue-Show, entered into an Exclusive Management Consulting and Technical Support Agreement with Wuhan Kingold, which agreement provides that Vogue-Show will be the exclusive provider of management consulting services to Wuhan Kingold, and obligated Vogue-Show to provide services to fully manage and control all internal operations of Wuhan Kingold, in exchange for receiving 95.83% of Wuhan Kingold’s profits. Payments will be made on a monthly basis. The term of this agreement will continue until it is either terminated by mutual agreement of the parties or until such time as Vogue-Show shall acquire 95.83% of the equity or assets of Wuhan Kingold. Our chairman and chief executive officer, Zhihong Jia, owns 55.3% of the equity interest in Wuhan Kingold and, Bin Zhao, our general manager and one of our directors, owns 1.67% of the equity interest in Wuhan Kingold. Under the Exclusive Management Consulting and Technical Support Agreement, for the calendar year 2010, Vogue-Show received $15.9 million in consulting fees and $4.4 million in technical support fees.

On June 30, 2009, shareholders holding 95.83% of the equity interest in Wuhan Kingold entered into a Shareholders’ Voting Proxy Agreement authorizing Vogue-Show to exercise any and all shareholder rights associated with their ownership in Wuhan Kingold, including the right to attend and vote their shares at shareholders’ meetings, the right to call shareholders’ meetings and the right to exercise all other shareholder voting rights as stipulated in the Articles of Association of Wuhan Kingold. The term of this agreement will continue until it is either terminated by mutual agreement of the parties or until such time as Vogue-Show shall acquire 95.83% of the equity or assets of Wuhan Kingold. Our chairman and chief executive officer, Zhihong Jia, owns 55.3% of the equity interest in Wuhan Kingold and, Bin Zhao, our general manager and one of our directors, owns 1.67% of the equity interest in Wuhan Kingold.

On June 30, 2009, shareholders holding 95.83% of the equity interest in Wuhan Kingold entered into a Purchase Option Agreement with Vogue-Show, which provides that Vogue-Show will be entitled to acquire such Shareholders’ shares in Wuhan Kingold upon certain terms and conditions, if such a purchase is or becomes allowable under PRC laws and regulations. The Purchase Option Agreement also grants to Vogue-Show an option to purchase all of the assets of Wuhan Kingold. The exercise price for either the shares or the assets are to be as determined by a qualified third party appraiser. The term of this agreement is ten years from the date thereof. Our chairman and chief executive officer, Zhihong Jia, owns 55.3% of the equity interest in Wuhan Kingold and, Bin Zhao, our general manager and one of our directors, owns 1.67% of the equity interest in Wuhan Kingold.

On June 30, 2009, shareholders holding 95.83% of the equity interest in Wuhan Kingold entered in Pledge of Equity Agreement, pursuant to which each such shareholder pledges all of his shares of Wuhan Kingold to Vogue-Show, in order to guarantee performance under the Exclusive Management Consulting and Technical Support Agreement, Shareholders’ Voting Proxy Agreement and the Purchase Option Agreement. If Wuhan Kingold or any of its respective shareholders breaches its respective contractual obligations, Vogue-Show, as pledgee, will be entitled to certain rights, including the right to foreclose on the pledged equity interests. Our chairman and chief executive officer, Zhihong Jia, owns 55.3% of the equity interest in Wuhan Kingold and, Bin Zhao, our general manager and one of our directors, owns 1.67% of the equity interest in Wuhan Kingold.

On February 1, 2009, Vogue Show entered into a three year lease agreement for the use of 96 square meters of space located within Wuhan Kingold’s building for use as office space. Annual rent under the lease agreement is $1,500 per year. Our chairman and chief executive officer, Zhihong Jia, owns 55.3% of the equity interest in Wuhan Kingold and, Bin Zhao, our general manager and one of our directors, owns 1.67% of the equity interest in Wuhan Kingold.

Our general manager, Bin Zhao, has been a standing member of the mediation committee of the Shanghai Gold Exchange since 2001. The Shanghai Gold Exchange is the Company’s sole supplier of gold.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our capital stock as of September 28, 2011 by:

•	each shareholder or group of affiliated shareholders, who owns more than 5% of our outstanding capital stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 50,098,816 shares of our common stock outstanding as of September 28, 2011. All share and per share information concerning our common stock below reflects a 1-for-2 reverse stock split which became effective on August 10, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of September 28, 2011 or issuable upon conversion of convertible securities which are currently convertible or convertible within 60 days of September 28, 2011 are deemed outstanding and beneficially owned by the person holding those options, warrants or convertible securities for purposes of computing the number of shares and percentage of shares beneficially owned by that person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated in the footnotes, the principal address of each of the shareholders below is c/o Kingold Jewelry, Inc., 15 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, PRC 430023. All share information shown reflects a 1-for-2 reverse stock split that became effective on August 10, 2010

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Directors and Named Executive Officers:
Zhihong Jia(1)	17,630,194	35.19
Bin Zhao(2)	575,749	1.15
H. David Sherman	0	—
Bin Nan Zhang	0	—
Hai Xiao Xu	0	—
Bin Liu	0	—
All Officers and Directors as a Group (total of six persons)	18,227,148	36.38
5% Stockholders:
Famous Grow Holdings Limited(3)(4)	17,925,943	35.78
Bright Vision Group Limited(3)(5)	3,707,674	7.40

(1)	17,350,194 of the shares shown as beneficially owned represent shares of which the beneficial ownership or the right to control can be acquired by Zhihong Jia pursuant to a December 23, 2009 Call Option Agreement pursuant to which the shares can be acquired from Famous Grow Holdings Limited. Therefore, Mr. Jia may be deemed the sole beneficial owner of such shares. Pursuant to the Make Good Escrow Agreement, 631,870 shares out of 1,895,609 shares (or 1/3 of the shares per year) are no longer subject to the escrow and none of such shares have been acquired from Famous Grow thereunder for 2009.
(2)	The 575,749 shares shown as beneficially owned represent shares of which the beneficial ownership or the right to control can be acquired by Bin Zhao pursuant to a December 23, 2009 Call Option Agreement pursuant to which the shares can be acquired from Famous Grow Holdings Limited. Therefore, Mr. Zhao may be deemed the sole beneficial owner of such shares. Pursuant to the Make Good Escrow Agreement, 631,870 shares out of 1,895,609 shares (or 1/3 of the shares per year) are no longer subject to the escrow and none of such shares have been acquired from Famous Grow thereunder for 2009.
(3)	Address: ATC Trustees (BVI) Limited, 2nd Floor, Abbott Building Road Tow, Tortola, British Virgin Islands.
(4)	Based upon Schedule 13D filed by Famous Grow Holdings Limited with the SEC on August 5, 2010. Pursuant to the 13D, Qian Lei may be deemed the beneficial owner of such shares.
(5)	Based upon Schedule 13G filed by Bright Vision Group Limited with SEC on September 23, 2010. Pursuant to the Schedule 13G, Xiao Ping may be deemed beneficial owner of such shares.
*	Less than one percent (1%).

Change in Control

We are not aware of any arrangements including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the registrant, with the exception of the Call Option Agreement entered into by and among Zhihong Jia, Bin Zhao and Fok Wing Lam Winnie (whose Mandarin name is Huo Yong Lin) on December 21, 2009, Mr. Jia and Mr. Zhao together have the ability to acquire 100% of the shares of Famous Grow Holdings Limited, provided that they exercise their Call Option. Upon the exercise of such Call Option, Mr. Jia and Mr. Zhao together would have the ability to control 17,925,943 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us or written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely as of the date of this report, except that six of our affiliates, including Bin Liu, Bin Zhao, Zhihong Jia, Bin Nan Zhang, Hai Xiao Xu, and Famous Grow Holdings Limited failed to timely file their required Form 3s in December 2009 and made such filings on August 2, 2010.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2012

Stockholder proposals which are intended to be presented by such stockholders at our 2012 annual meeting of stockholders must be received by the our Corporate Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2012 Annual Meeting of Stockholders must submit such proposals to Kingold by June 1, 2012.

OTHER MATTERS

Our Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are our stockholders may be householding our proxy materials. In such circumstances, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected stockholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement and annual report, we will promptly send you an additional copy upon written or oral request directed to our Secretary. If you are a beneficial owner, you can request additional copies of the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010. If your shares are held in “street name,” you can request a change in your householding status by notifying your broker, bank or nominee.

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing.

The final results of the balloting at the Annual Meeting will appear in our Current Report on Form 8-K within four business days of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Zhihong Jia Zhihong Jia Chairman of the Board of Directors and Chief Executive Officer September 28, 2011

Exhibit A

KINGOLD JEWELRY, INC.
2011 STOCK INCENTIVE PLAN

1.   Establishment, Purpose and Types of Awards

Kingold Jewelry, Inc., a Delaware corporation (the “Company”), hereby establishes the Kingold Jewelry, Inc. 2011 STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

2.   Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)  “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b)  “Affiliate” means any (a) entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships) and (b) and any entity that may become a direct or indirect subsidiary of the Company, including any variable interest entity required under generally accepted accounting principles to be consolidated in the Company’s financial statements including but not limited to Wuhan Kingold Jewelry Co., Ltd. For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c)  “Award” means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d)  “Board” means the Board of Directors of the Company.

(e)  “Change in Control” means: (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A. For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f)  “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

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(g)  “Common Stock” means shares of common stock of the Company, par value of $0.001 per share.

(h)  “Fair Market Value” means, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) the closing price quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the last date before the relevant date on which trading of the Common Stock did occur.

(i)  “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j)  “Performance Measures” mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company’s meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

3.   Administration

(a)  Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than Stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b)  Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award, within the meaning of the Nasdaq Marketplace Rule 5635(c) and IM-5635-1, or any successor provision, shall be made without

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prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c)  Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)  Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)  Indemnification.  To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)  Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.   Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 5,000,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

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Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 1,000,000 shares; provided, however, that such maximum number shall be 500,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or an Affiliate. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.   Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.   Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)  Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years’ duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)  Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)  Stock Awards.

(i)  The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

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(ii)  The Administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements; provided that the Administrator’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any Covered Employee, within the meaning of Code section 162(m) except upon death, disability or a change of ownership or control of the Company. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.   Miscellaneous

(a)  Withholding of Taxes.  Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b)  Loans.  To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)  Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the

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provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d)  Adjustments for Corporate Transactions and Other Events.

(i)  Stock Dividend, Stock Split and Reverse Stock Split.  In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)  Non-Change in Control Transactions.  Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii)  Change in Control Transactions.  In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv)  Unusual or Nonrecurring Events.  The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)  Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

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(f)  Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g)  Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h)  Compliance with Securities Laws; Listing and Registration.  If at any time the Administrator determines that the granting of an Award, the right to exercise an Award, or the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction including but not limited to the laws of the Peoples Republic of China, or Federal, state or foreign securities laws (including any registration or filing requirements), then the aforementioned transaction(s) shall be suspended until the Administrator determines that such transaction(s) are lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade or any foreign laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws and other relevant foreign laws and regulations. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(i)  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j)  Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(k)  409A Savings Clause.  The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an

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exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(l)  Effective Date; Termination Date.  The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

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KINGOLD JEWELRY, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be Held October 31, 2011

The undersigned hereby appoints Zhihong Jia and Bin Liu or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Kingold Jewelry, Inc. (hereinafter referred to as the "company") to be held on Monday, October 31, 2011 at the Marco Polo Wuhan, 159 Yanjiang Avenue, JiangAn, Wuhan, China, at 10:00 AM local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(Continued and to be signed and dated on the reverse side)

▲ PLEASE DETACH PROXY CARD HERE ▲

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 31, 2011: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the 2010 fiscal year, may be viewed at www.shareholdermaterial.com/kingold.

The Board recommends that you vote **FOR** items 1, 2, 3, and 4:

1. To elect the nominees listed below to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified:

01 Zhihong Jia 03 H. David Sherman 05 Bin Nan Zhang
02 Bin Zhao 04 Hai Xiao Xu

FOR All nominees listed (except as indicated below):	**WITHHOLD AUTHORITY** to vote (as to all nominees)
☐	☐

To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.

____

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Friedman LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
3. To ratify the approval of the 2011 Stock Incentive Plan.	☐	☐	☐
4. To consider and approve an advisory resolution regarding the compensation of the company's named executive officers.	☐	☐	☐

The Board recommends that you vote **FOR** a three calendar year frequency:

	1 YR	2 YRS	3 YRS	ABSTAIN
5. To consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

Date ________________________, 2011

______________________________ Signature

______________________________ Signature if jointly held

______________________________ Printed Name

______________________________ Printed Name

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THANK YOU.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲